UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2020

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

____________Delaware________________
(State or other jurisdiction of incorporation)

001-36436	95-3015862
(Commission File Number)	(I.R.S. Employer Identification No.)
250 Coromar Drive, Goleta, California 93117

Registrant's telephone number, including area code (805) 967-7611

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DECK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On June 25, 2020, James Quinn resigned from the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”). At the time of his resignation, Mr. Quinn was a member of the Compensation Committee of the Board. Mr. Quinn’s resignation was not the result of any disagreement with respect to the Company’s operations, policies or practices.

Appointment of New Director

On June 25, 2020, the Board appointed Victor Luis to serve on the Board. Mr. Luis will serve as a member of the Board until the Company’s next annual meeting of stockholders or until his successor is elected and qualified. Mr. Luis has been appointed to serve on the Compensation Committee.

From January 2014 to September 2019, Mr. Luis served as the chief executive officer and on the board of directors of Tapestry, Inc. (formerly known as Coach, Inc.) (NYSE: TPR) where he led that company’s transformation into Tapestry Inc., a New York based house of modern luxury brands including Coach, Kate Spade and Stuart Weitzman. Mr. Luis joined Coach, Inc. in 2006 as president and chief executive officer, Coach Japan and rapidly assumed additional leadership responsibilities across Asia and Europe, becoming chief commercial officer in 2013 and then chief executive officer of Coach, Inc. in 2014. Prior to joining Coach, Inc., from 2002 to 2006, Mr. Luis was the president and chief executive officer of Baccarat, Inc., where he ran the North American operation of the French luxury brand. Mr. Luis joined the Moët-Hennessy Louis Vuitton Group (“LVMH”) in 1995, ultimately advancing to president and chief executive officer of its subsidiary Givenchy, Japan Incorporated before leaving LVMH in 2002. Mr. Luis holds a Bachelor of Arts degree in Political Science from College of the Holy Cross and a Master of Arts degree in International Economics from University College, Durham University.

Agreements with New Director

There are no arrangements or understandings between Mr. Luis and any other person pursuant to which he was elected to serve on the Board. There are no relationships involving Mr. Luis that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Luis will enter into the Company’s standard indemnification agreement in the form previously filed with the Securities and Exchange Commission (the “SEC”) providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Mr. Luis will be compensated for his services on the Board in accordance with the Company’s standard compensation policy for non-employee directors as described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on July 26, 2019.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Luis as director of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01	Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 26, 2020, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2020

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 26, 2020, issued by the Company.